Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-204391 on Form S-8 of our report dated June 22, 2020 appearing in this Annual Report on Form 11-K of Unity Bank Employees’ Savings and Profit Sharing Plan and Trust for the year ended December 31, 2019.

Milwaukee, Wisconsin
June 22, 2020